                                                                   EXHIBIT 10.15

                             CONSULTING AGREEMENT



  This Consulting Agreement ("Agreement") is entered into effective as of April 1, 1998, by and between Inference Corporation, a Delaware corporation ("Company"), and Peter R. Tierney ("Consultant").



                                R E C I T A L S
                                - - - - - - - -


  A. As of March 31, 1998, Consultant shall terminate his employment with the Company as the President and Chief Executive Officer.

  B. The Company desires to retain Consultant to provide consulting services with respect to the Company's business and operations.

  C. Consultant desires to provide such consulting services in exchange for a consulting fee and an extension of the options he was granted during his employment pursuant to the Company's Amended and Restated 1993 Stock Option Plan, as amended ("Stock Option Plan").



                               A G R E E M E N T
                               -----------------


  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions contained herein, the parties agree as follows:



                                   ARTICLE I



                              CONSULTING SERVICES


  I.1  Engagement of Consultant.  The Company hereby engages Consultant to
       ------------------------
perform the consulting services described in this Agreement, and Consultant hereby accepts the engagement, upon the terms and conditions set forth in this Agreement.

  I.2  Term.  The engagement of Consultant shall commence on the date of this
       ----
Agreement and shall continue for a period of twelve (12) months unless terminated sooner in accordance with the provisions of Article IV.

  I.3  Nature of Services.  During the term of this Agreement, Consultant shall
       ------------------
provide to the Company consulting services ("Consulting Services") from time to time, including, without limitation, the following: (i) at the request of the Company's President and Chief Executive Officer, render consultation and advisory services concerning the business affairs of the Company; (ii) consult with the Company's directors and officers regarding proposed acquisitions of the Company and strategic investments in the Company; and (iii) at the request of the Company's Board of Directors, participate in the discussion and negotiation with third parties regarding transactions of a type proposed in clause (ii) above.

  I.4  Location of Consulting Services.  Consultant shall perform the Consulting
       -------------------------------
Services in locales identified by either party to this Agreement and mutually agreed upon by both parties.

  I.5  Amount of Consulting Services.  Consultant shall devote such reasonable
       -----------------------------
time, effort and attention to the performance of the Consulting Services as the Company's President and Chief Executive Officer, or his designee, deems reasonably necessary under the circumstances. Consultant shall be available by telephone or in person, as needed, to render Consulting Services. Consultant shall provide the Company with approximately twenty (20) hours of Consulting Services each week.

  I.6  Fiduciary Standards.  In the performance of the Consulting Services,
       -------------------
Consultant shall adhere to the highest fiduciary standards, ethical practices and standards of care and competence.

  I.7  Independent Contractor.
       ----------------------

       (a) Consultant acknowledges and agrees (i) that Consultant is a self-employed independent contractor; (ii) that nothing in this Agreement shall be considered to create an employer-employee relationship between the Company and Consultant; and (iii) that Consultant shall not be deemed to be an employee of the Company for any purpose whatsoever, including, but not limited to, eligibility for (1) inclusion in any retirement benefit or compensation plan for the employees of the Company, (2) sick pay, (3) paid non-working holidays, (4) paid vacation or leave days, (5) participation in any plan or program offering life, accident or health insurance for the employees of the Company, or (6) participation in any medical reimbursement plan or other fringe benefit plan for the employees of the Company; provided, however, this Section 1.7(a) shall in no event affect any severance benefits to be received by Consultant under the terms of the Executive Employment Agreement dated as of February 1, 1997 between the parties.

       (b) Consultant is not authorized to waive any right or to incur, assume or create any debt, obligation, contract or release of any kind whatsoever in the name or on behalf of the Company. Consultant hereby agrees not to hold himself out as such an employee or agent of the Company or to make any statement or representation that Consultant has any such authority.

       (c) Consultant shall indemnify and hold harmless the Company from all damages, costs and attorneys' fees which the Company may incur or be obligated to pay as a result of any and all claims, demands, causes of action or judgments in connection with the acts or omissions of Consultant, provided this Section 1.7(c) does not limit the Consultant's ability to be covered as a director under the Company's Director and Officer Insurance Policy.

       (d) As an independent contractor, Consultant is solely responsible for the payment of any and all self-employment taxes and assessments resulting from the payment of compensation to, or the performance of consulting services by, Consultant pursuant to this Agreement, including, without limitation, any California unemployment insurance tax, federal, state and foreign income taxes, federal Social Security (FICA) payments, and California disability insurance taxes. The Company shall not, by reason of Consultant's status as an independent contractor and the representations contained in this Agreement, make any withholdings or payments of such taxes or assessments relating to compensation paid Consultant pursuant to this Agreement; provided, however, that if required by law or any governmental agency, the Company shall withhold any such taxes and assessments from the compensation due Consultant, and any such withholding shall be for Consultant's account and shall not be reimbursed by the Company. Consultant expressly agrees to treat any compensation earned under this Agreement as self-employment income for federal and state tax purposes, and to make all payments of federal and state income taxes, unemployment insurance taxes, and disability insurance taxes as when, and to the extent the same may become due and payable with respect to such self-employment compensation earned under this Agreement.

  I.8  Resignation From Chairman of the Board.  Consultant acknowledges that he
       --------------------------------------
has resigned from his position as the Chairman of the Board of the Company's Board of Directors.

                                  ARTICLE II



                         CONSULTING FEES AND EXPENSES



  II.1  Consulting Fees.  For services rendered under this Agreement, Consultant
        ---------------
shall receive a monthly consulting fee of Eleven Thousand Forty-One Dollars and Sixty-Six Cents ($11,041.66), payable biweekly during the term of this Agreement. In the event that this Agreement is terminated pursuant to Article IV hereof, Consultant shall be paid for that portion of the month during which this Agreement is in effect, with such monthly fee to be prorated on the basis of a thirty (30) day month.

  II.2  Automobile Allowance.  During the term of this Agreement, Consultant
        --------------------
shall receive a monthly automobile allowance of Three Hundred Dollars ($300) per month from the Company.

  II.3  Expenses.  Company shall reimburse Consultant for reasonable and
        --------
necessary expenses incurred by Consultant in connection with the performance of his Consulting Services for Company, provided that such expenses are properly documented and submitted to the Company.

  II.4  Stock Options.  Notwithstanding the terms of the Stock Option Plan, the
        -------------
stock options which were granted to Consultant during his employment with the Company (the "Options") shall not be terminated by reason of the termination of his employee status, and instead shall remain in place and continue to vest subject to the following:


        II.4.1   Termination of Agreement other than by Death or
                 -----------------------------------------------
     Disability.  If this Agreement is terminated for any reason other than
     ----------
     death or disability (as defined in Section 4.3.1 below), any Options which have not vested as of the Termination Date (as defined in Section 4.3.2 below) shall expire and become unexercisable as of the Termination Date. All Options which have vested on or prior to the Termination Date shall remain exercisable for the period of three (3) months immediately following the Termination Date.



        II.4.2   Termination of Agreement because of Death or Disability
                 -------------------------------------------------------
     of Consultant.  If this Agreement is terminated by reason of
     -------------
     death or disability of Consultant, any Options which have vested on or prior to the Termination Date shall expire and become unexercisable as of the first anniversary of the Termination Date by reason of his death or disability. Any vested Options may be exercised prior to their expiration only by the person or persons to whom the Consultant's rights to the Options pass by will or by laws of descent and distribution. Any Options of Consultant that have not vested as of the Termination Date due to death or disability shall expire and become unexercisable as of said Termination Date.



        II.4.3   Sale or Reorganization.  So long as this Agreement has not
                 ----------------------
     been terminated, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (other than any reorganization, merger or consolidation effected to change the Company's state of incorporation), or upon a sale of substantially all of the Company's property or a sale of more than eighty percent (80%) of the then outstanding stock of the Company to another corporation (each a "Terminating Transaction"), Consultant shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Board shall designate, to exercise his Options to the full extent not previously exercised, including any unvested Options. Upon consummation of any Terminating Transaction, the Options will terminate.

                                  ARTICLE III



                       CONFIDENTIALITY AND NONDISCLOSURE



  III.1  Confidential Information.  Consultant acknowledges and agrees that in
         ------------------------
rendering Consulting Services under this Agreement he will have access to certain information and data of the Company (including, without limitation, business plans; financial statements and other financial information; projections and budget information; internal memoranda; customer lists; technology; marketing and sales information; methods of conducting business; legal matters; and confidential communications) and that such information and data constitutes valuable, special and unique property of the Company (the foregoing collectively referred to as "Confidential Information"). Accordingly, Consultant agrees that during the term of this Agreement and thereafter, he shall not impart, disclose or reveal to any other person or entity any Confidential Information, in any manner or for any purpose, without the prior written consent of the Company. Consultant agrees that all items of Confidential Information are proprietary to the Company and shall remain the sole property of the Company notwithstanding that Consultant may have participated or will participate in the development of the Confidential Information.


  III.2  Prohibition on Solicitation of Customers.  During the term of this
         ----------------------------------------
Agreement and for a period of one (1) year after the Termination Date (as hereinafter defined), Consultant shall not, directly or indirectly, either for Consultant or for any other person or entity, solicit any person or entity included within the Confidential Information or any other existing customer of the Company to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Consultant interfere with or disrupt or attempt to interfere with or disrupt any such relationship.

  III.3  Prohibition on Solicitation of the Company's Employees or Independent
         ---------------------------------------------------------------------
Contractors After Termination.  For a period of one (1) year following the
-----------------------------
Termination Date, Consultant will not directly or indirectly solicit any of the Company's employees, agents or independent contractors to leave the employ of the Company for a competitive company or business.

  III.4  Covenant Not to Compete.  During the term of this Agreement, Consultant
         -----------------------
shall not, directly or indirectly, own, manage, operate or control, participate in the ownership, management, operation or control of, or be connected with, as a shareholder, director, officer, employee, partner, agent, consultant or otherwise, the following: Primus Communications Corporation, Edify Corporation, the Molloy Group, Advantage KBS, ServiceSoft, Serviceware, Silknet Software, Inc., SystemSoft or any business or organization that specializes in problem resolution products for use at telesales and telemarketing centers, support call centers, on help desks for technology, human resources and policies, for self-help sites over the Internet, automated resolution on the desktop or otherwise.

  III.5  Return of Confidential and Proprietary Information.  Upon expiration or
         --------------------------------------------------
termination of this Agreement, Consultant shall immediately return to the Company all copies of Confidential Information obtained in connection with the performance of the Consulting Services.

  III.6  Equitable Relief.  Both parties to this Agreement acknowledge that
         ----------------
Consultant's obligations under this Article III are of a special and unique character which gives them a peculiar value to the Company. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Consultant breaches such obligations. Therefore, Consultant expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of such breach, in addition to any other rights or remedies which the Company may possess at law or in equity. The obligations of Consultant and the rights and remedies of the Company under Article III are cumulative and in addition to, and not in lieu of, any obligations, rights or remedies created by applicable law.

                                  ARTICLE IV



                           TERMINATION OF AGREEMENT



  IV.1  Termination by Consultant.  Consultant may terminate this Agreement for
        -------------------------
any reason upon sixty (60) days' notice of termination to Company.

  IV.2  Termination by Company.  Company may terminate this Agreement for any
        ----------------------
reason upon sixty (60) days' notice of termination to Consultant; provided, however, that this Agreement may be terminated immediately by Company upon the occurrence of any "Cause," as herein defined.

  IV.3  Definitions.  The following terms shall have the following meanings:
        -----------

        IV.3.1 The term "Cause" shall include:


                         (i) Conviction of Consultant of any felony or misdemeanor involving moral turpitude, including without limitation theft, embezzlement, bribery or fraud;



                        (ii) The making by Consultant of any disparaging statements or remarks which could have an adverse impact on the business, operations, or goodwill of the Company;



                        (iii) The death or disability of Consultant. As used in this Agreement, "disability" shall mean mental or physical incapacity which prevents Consultant from actively fulfilling Consultant's duties under this Agreement for a continuous period of one month or for a total of two months during the term of this Agreement;



                        (iv) The breach or habitual neglect by Consultant of his duties and obligations under this Agreement; or


                        (v) Consultant's full-time employment with a new employer.


        IV.3.2  The term "Termination Date" shall mean the following:


                        (i) March 31, 1999, if this Agreement is not extended by both parties prior to that date;



                        (ii) If Consultant terminates this Agreement, the earlier of (A) the date sixty (60) days from Consultant's notice of termination and (B) March 31, 1999;



                        (iii) If the Company terminates this Agreement without Cause, the earlier of (A) the date sixty (60) days from the Company's notice of termination and (B) March 31, 1999; and



                        (iv) If the Company terminates this Agreement for Cause, the date of the Company's notice of termination.

                                   ARTICLE V



                              GENERAL PROVISIONS



  V.1  Notices.  All notices, requests, or other communications (collectively
       -------
"Notices") which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service if personally served. Notice mailed as provided herein shall be deemed given on the third business day following the date so mailed.

  To Company:    Inference Corporation
                 100 Rowland Way
                 Novato, California 94945
                 Attn: President

  To Consultant:    Peter R. Tierney
  At the address shown in Company files


  V.2  Governing Law.  This Agreement shall be governed by, and construed and
       -------------
enforced in accordance with, the internal laws of the State of California applicable to agreements made and to be performed wholly within the State of California. The sole forum for resolving disputes arising under or relating to this Agreement shall be the Municipal and Superior Courts for the County of Marin, California, or the Federal District Court for the Northern District of California and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts and agree that venue shall be in Marin County, California.

  V.3  Modifications, Amendments, Waivers, and Extensions.  This Agreement may
       --------------------------------------------------
not be modified, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance granted, except by written instrument signed by both parties to this Agreement or as otherwise expressly permitted herein. No waiver of any breach of any agreement or provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision contained in this Agreement. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

  V.4  Attorneys' Fees. In the event any action in law or equity is brought for
       ---------------
the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, reasonably incurred in connection with such action.


  V.5  Assignment.  This Agreement may not be assigned or delegated by either
       ----------
party without the prior written consent of the other party. Any attempted assignment of this Agreement made without the prior written consent of the other party shall be void. Notwithstanding the foregoing provisions of this Section, the Company may assign this Agreement to any entity controlling, controlled by, or under common control with the Company without the prior written consent of Consultant.

  V.6  Partial Invalidity.  Any provision of this Agreement which is found to be
       ------------------
invalid or unenforceable by any court in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, and the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions of this Agreement.

  V.7  Miscellaneous.  This Agreement:
       -------------

       (a) constitutes the entire agreement and supersedes all prior written or oral, and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter of this Agreement;


       (b) may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument; and

       (c) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.


  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                               INFERENCE CORPORATION, a Delaware corporation



                               By: /s/ William D. Griffin
                                   ----------------------
                               William D. Griffin, Senior Vice President and
                                    Chief Financial Officer



                               CONSULTANT



                               /s/ Peter R. Tierney
                               ---------------------
                               Peter R. Tierney

                    FIRST AMENDMENT TO CONSULTING AGREEMENT

     This First Amendment to Consulting Agreement ("Agreement") is entered into effective as of April 24, 1998, by and between Inference Corporation, a Delaware corporation ("Company"), and Peter R. Tierney ("Consultant").

                                R E C I T A L S
                                - - - - - - - -
        A. As of March 31, 1998, Consultant terminated his employment with the Company as the President and Chief Executive Officer.

        B. The Company and Consultant entered into that certain Consulting Agreement effective as of April 1, 1998.

        C. The Company and Consultant desire to amend the Consulting Agreement as set forth below.

                               A G R E E M E N T
                               - - - - - - - - -
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions contained herein, the parties agree as follows:


                                  ARTICLE 1

                                  AMENDMENT

      I.1 Section 2.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "2.4  Stock Options.  Notwithstanding the terms of the Stock Option Plan,
           -------------
the stock options which were granted to Consultant during his employment with the Company (the "Options") shall not be terminated by reason of the termination of his employee status, and instead shall remain in place and continue to vest subject to the following:

     2.4.1  Termination of Agreement other than by Death or Disability.  If this
            ----------------------------------------------------------
Agreement is terminated for any reason other than death or disability (as defined in Section 4.3.1 below), any Options which have not vested as of the Termination Date (as defined in Section 4.3.2 below) shall expire and become unexercisable as of the Termination Date. All Options which have vested on or prior to the Termination Date shall remain exercisable until June 30, 1999; provided, however, if Consultant is terminated for Cause (as defined in Section 4.3.1), all vested options shall expire and become unexercisable as of the date ninety (90) days from the Termination Date.

     2.4.2  Termination of Agreement because of Death or Disability of
            ----------------------------------------------------------
Consultant.  Notwithstanding Section 2.4.1 above, if this Agreement is
----------
terminated by reason of death or disability of Consultant, any Options which have vested on or prior to the Termination Date shall expire and become unexercisable as of the first anniversary of the Termination Date by reason of his death or disability. Any vested Options may be exercised prior to their expiration only by the person or persons to whom the Consultant's rights to the Options pass by will or by laws of descent and distribution. Any Options of Consultant that have not vested as of the Termination Date due to death or disability shall expire and become unexercisable as of said Termination Date.

     2.4.3  Sale or Reorganization.  So long as this Agreement has not been
            ----------------------
terminated, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (other than any reorganization, merger or consolidation effected to change the Company's state of incorporation), or upon a sale of substantially all of the Company's property or a sale of more than eighty percent (80%) of the then outstanding stock of the Company to another corporation (each a "Terminating Transaction"), Consultant shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Board shall designate, to exercise his vested Options to the full extent not previously exercised, and all unvested Options shall terminate; provided, however, all unvested Options shall accelerate and become exercisable only if one of the following occurs:

                (a) The average closing sales price of the Company's Class A Common Stock for a period of twenty days ending on the trading day five trading days ("Average Trading Value") prior to the announcement of the value of the consideration to be received in the Terminating Transaction ("Transaction Value") is less than seven dollars and fifty cents ($7.50) per share, and the Transaction Value is at least one hundred seventy percent (170%) of the Average Trading Value; or

                (b) The Average Trading Value is greater than seven dollars and fifty cents ($7.50) per share, and the Transaction Value is at least one hundred fifty percent (150%) of the Average Trading Value.

        Upon consummation of any Terminating Transaction, all vested Options will terminate."

        I.2 Article IV of the Agreement is hereby amended in its entirety to read as follows:

                                  "ARTICLE IV

                           TERMINATION OF AGREEMENT

        4.1  Termination by Consultant.  Consultant may terminate this Agreement
             -------------------------
for any reason upon sixty (60) days' notice of termination to Company; provided, however, if Consultant commences full-time employment with a new employer, Consultant shall be deemed to have immediately terminated this Agreement.

        4.2  Termination by Company.  Company may terminate this Agreement
             ----------------------
immediately by Company upon the occurrence of any "Cause," as hereinafter defined below.

        4.3  Definitions. The following terms shall have the following meanings:
             -----------

             4.3.1 The term "Cause" shall include:

                        (i) Conviction of Consultant of any felony or misdemeanor involving moral turpitude, including without limitation theft, embezzlement, bribery or fraud;

                        (ii) The making by Consultant of any disparaging statements or remarks which could have an adverse impact on the business, operations, or goodwill of the Company;

                        (iii) The death or disability of Consultant.  As used
             in this Agreement, "disability" shall mean mental or physical incapacity which prevents Consultant from actively fulfilling Consultant's duties under this Agreement for a continuous period of one month or for a total of two months during the term of this Agreement;

                        (iv) Consultant does not properly follow the instructions of the Board regarding his duties;

                        (v) Consultant does not adhere to the highest fiduciary standards, ethical practices, or standards of due care and competence; and

                        (vi) The breach or habitual neglect by Consultant of his duties and obligations under this Agreement.

             4.3.2  The term "Termination Date" shall mean the following:

                        (i) March 31, 1999, if this Agreement is not extended by both parties prior to that date;

                        (ii) If Consultant terminates this Agreement, the earlier of (A) the date sixty (60) days from Consultant's notice of termination, (B) the date on which Consultant commences full-time employment with a new employer, and (C) March 31, 1999; or

                        (iii) If the Company terminates this Agreement, the date
             of the Company's notice of termination to "Consultant."


                                  ARTICLE III

                              GENERAL PROVISIONS

            II.1    Governing Law. This Agreement shall be governed by, and
                    -------------
construed and enforced in accordance with, the internal laws of the State of California applicable to agreements made and to be performed wholly within the State of California. The sole forum for resolving disputes arising under or relating to this Amendment shall be the Municipal and Superior Courts for the County of Marin, California, or the Federal District Court for the Northern District of California and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts and agree that venue shall be in Marin County, California.

            II.2    Attorneys' Fees. In the event any action in law or equity is
                    ---------------
brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, reasonably incurred in connection with such action.

            II.3    Assignment. This Agreement may not be assigned or delegated
                    ----------
by either party without the prior written consent of the other party. Any attempted assignment of this Agreement made without the prior written consent of the other party shall be void. Notwithstanding the foregoing provisions of this Section, the Company may assign this Agreement to any entity controlling, controlled by, or under common control with the Company without the prior written consent of Consultant.

            II.4    Partial Invalidity. Any provision of this Agreement which is
                    ------------------
found to be invalid or unenforceable by any court in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, and the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions of this Agreement.

            II.5    Miscellaneous. This Agreement:
                    -------------

                    (a) constitutes the entire agreement and supersedes all prior written or oral, and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter of this Agreement;

                    (b) may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument; and

                    (c) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  INFERENCE CORPORATION, a Delaware corporation


                                  By: /s/ William D. Griffin
                                      ----------------------------------------
                                      William D. Griffin, Senior Vice President
                                      and Chief Financial Officer



                                  CONSULTANT

                                  /s/ Peter R. Tierney
                                  --------------------------------------------
                                  Peter R. Tierney